UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Southport Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	86-3483780
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1745 Grand Avenue
Del Mar, California	92014
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50, subject to adjustment	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261370.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock, of Southport Acquisition Corporation (the “Registrant”). A description of these units, Class A common stock and warrants is contained in the section entitled “Description of Securities” in the prospectus included in the Registration Statement on Form S-1 (Registration No. 333-261370) of the Registrant initially filed with the Securities and Exchange Commission on November 24, 2021, as amended (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 9, 2021	SOUTHPORT ACQUISITION CORPORATION

	By:	/s/ Jeb Spencer
Name: Jeb Spencer
Title: Chief Executive Officer

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